Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in its Charter)

PennyMac Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common shares of beneficial interest, par value $0.01(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

	Equity	Preferred shares of beneficial interest, par value $0.01(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

	Other	Warrants(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

	Debt	Debt Securities(1)(4)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

	Other	Guarantee of Debt Securities(5)(6)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common shares of beneficial interest, par value $0.01(1)	Rule 415(a)(6)			$200,000,000(7)			S-3ASR	333-257114	June 15, 2021	$22,721(7)

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	These are securities of PennyMac Mortgage Investment Trust.
(2)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement.

(3)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all registration fees (except as indicated in the table above under “Carry Forward Securities” and in footnote (7) below).

(4)	The debt securities may be issued by PennyMac Mortgage Investment Trust without guarantees or may be guaranteed by PennyMac Corp.
(5)	Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees.
(6)	The guarantees of debt securities may be issued by PennyMac Corp. and will be issued without additional consideration.
(7)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this registration statement includes $200,000,000 of common shares of beneficial interest (“common shares”) of PennyMac Mortgage Investment Trust that had been previously registered on its registration statement No. 333-257144, originally filed on June 15, 2021 (the “Prior Registration Statement”) and remain unsold. Of such $200,000,000 of common shares being carried forward, $74,440,751 were originally registered on PennyMac Mortgage Investment Trust’s registration statement No. 333-257114, originally filed on June 14, 2018 (the “Original Registration Statement”), pursuant to a prospectus supplement dated March 14, 2019, and PennyMac Mortgage Investment Trust paid a filing fee of $9,022 with respect to such unsold common shares, which were originally carried forward to the Prior Registration Statement. The remaining $125,559,249 of unsold common shares were registered on the Prior Registration Statement, pursuant to a prospectus supplement dated June 15, 2021, and PennyMac Mortgage Investment Trust paid a filing fee of $13,699 with respect to such unsold common shares. Such filing fees will continue to be applied to such unsold common shares included in this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold common shares registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.